EXHIBIT 99.1 - JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G/A with respect to the shares of common stock of Guided Therapeutics, Inc., dated as of January 29, 2014, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

January 29, 2014

The Whittemore Collection, Ltd.

By:	/s/ George F. Landegger
	Name:	George F. Landegger
	Title:	Chairman and President

Parsons & Whittemore Enterprises Corp.

By:	/s/ George F. Landegger
	Name:	George F. Landegger
	Title:	Chairman and President

/s/ George F. Landegger
George F. Landegger

George F. Landegger 2010 5-Year GRAT

By:	/s/ George F. Landegger
	Name:	George F. Landegger
	Title:	Trustee

George F. Landegger 2010 10-Year GRAT

By:	/s/ George F. Landegger
	Name:	George F. Landegger
	Title:	Trustee

[Signature Page to Exhibit 99.1 Joint Filing Agreement]